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                                                                     Exhibit 4.1






                         PREFORMED LINE PRODUCTS COMPANY
                     SALARIED EMPLOYEES' PROFIT-SHARING PLAN



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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                                 ADMINISTRATION

2.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER........................12

2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY............................13

2.3      POWERS AND DUTIES OF THE ADMINISTRATOR.............................13

2.4      RECORDS AND REPORTS................................................14

2.5      APPOINTMENT OF ADVISERS............................................14

2.6      PAYMENT OF EXPENSES................................................14

2.7      CLAIMS PROCEDURE...................................................14

2.8      CLAIMS REVIEW PROCEDURE............................................15

                                   ARTICLE III
                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY..........................................15

3.2      EFFECTIVE DATE OF PARTICIPATION....................................15

3.3      DETERMINATION OF ELIGIBILITY.......................................16

3.4      TERMINATION OF ELIGIBILITY.........................................16

3.5      OMISSION OF ELIGIBLE EMPLOYEE......................................16

3.6      INCLUSION OF INELIGIBLE EMPLOYEE...................................16

3.7      ELECTION NOT TO PARTICIPATE........................................16

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION......................17

4.2      TIME OF PAYMENT OF EMPLOYER CONTRIBUTION...........................17

4.3      ALLOCATION OF CONTRIBUTION AND EARNINGS............................17


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4.4      MAXIMUM ANNUAL ADDITIONS...........................................19

4.5      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS..........................23

4.6      TRANSFERS FROM QUALIFIED PLANS.....................................24

4.7      DIRECTED INVESTMENT ACCOUNT........................................25

                                    ARTICLE V
                                   VALUATIONS

5.1      VALUATION OF THE TRUST FUND........................................27

5.2      METHOD OF VALUATION................................................27

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT..........................28

6.2      DETERMINATION OF BENEFITS UPON DEATH...............................28

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY...................29

6.4      DETERMINATION OF BENEFITS UPON TERMINATION.........................29

6.5      DISTRIBUTION OF BENEFITS...........................................31

6.6      DISTRIBUTION OF BENEFITS UPON DEATH................................33

6.7      TIME OF SEGREGATION OR DISTRIBUTION................................34

6.8      DISTRIBUTION FOR MINOR BENEFICIARY.................................34

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN.....................34

6.10     PRE-RETIREMENT DISTRIBUTION........................................35

6.11     ADVANCE DISTRIBUTION FOR HARDSHIP..................................35

6.12     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION....................35

6.13     DIRECT ROLLOVER....................................................36

                                   ARTICLE VII
                    AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1      AMENDMENT..........................................................37

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7.2      TERMINATION........................................................37

7.3      MERGER OR CONSOLIDATION............................................38

7.4      LOANS TO PARTICIPANTS..............................................38

                                  ARTICLE VIII
                                    TOP HEAVY

8.1      TOP HEAVY PLAN REQUIREMENTS........................................39

8.2      DETERMINATION OF TOP HEAVY STATUS..................................40

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      PARTICIPANT'S RIGHTS...............................................43

9.2      ALIENATION.........................................................43

9.3      CONSTRUCTION OF PLAN...............................................44

9.4      GENDER AND NUMBER..................................................44

9.5      LEGAL ACTION.......................................................44

9.6      PROHIBITION AGAINST DIVERSION OF FUNDS.............................44

9.7      BONDING............................................................45

9.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE.........................45

9.9      INSURER'S PROTECTIVE CLAUSE........................................45

9.10     RECEIPT AND RELEASE FOR PAYMENTS...................................45

9.11     ACTION BY THE EMPLOYER.............................................46

9.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY.................46

9.13     HEADINGS...........................................................46

9.14     APPROVAL BY INTERNAL REVENUE SERVICE...............................47

9.15     UNIFORMITY.........................................................47

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                                    ARTICLE X
                             PARTICIPATING EMPLOYERS

10.1     ADOPTION BY OTHER EMPLOYERS........................................47

10.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS............................47

10.3     DESIGNATION OF AGENT...............................................48

10.4     EMPLOYEE TRANSFERS.................................................48

10.5     PARTICIPATING EMPLOYER CONTRIBUTION................................49

10.6     AMENDMENT..........................................................49

10.7     DISCONTINUANCE OF PARTICIPATION....................................49

10.8     ADMINISTRATOR'S AUTHORITY..........................................49

10.9     PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE..................49



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



                         PREFORMED LINE PRODUCTS COMPANY
                     SALARIED EMPLOYEES' PROFIT-SHARING PLAN

                  THIS PLAN, hereby adopted this 19th day of October, 1999, by Preformed Line Products Company (herein referred to as the "Employer").

                                   WITNESSETH:

                  WHEREAS, the Employer heretofore established a Profit Sharing Plan effective January 1, 1998, (hereinafter called the "Effective Date") known as Preformed Line Products Company Salaried Employees' Profit-Sharing Plan (herein referred to as the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees; and

                  WHEREAS, under the terms of the Plan, the Employer has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

                  NOW, THEREFORE, effective November 1, 1999, except that, any amendment to comply with a provision of the Uniform Services Employment and Reemployment Rights Act of 1994, the Retirement Protection Act of 1994, the Small Business Job Protection Act of 1996 (including the elimination of the family member aggregation rules) and the Taxpayer Relief Act of 1997 shall be effective as of the respective dates in such laws for each applicable provision, which may be earlier than the effective date of this amendment and restatement, the Employer in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                   ARTICLE I
                                   DEFINITIONS

         1.1 "Act" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Employer unless another person or entity has been designated by the Employer pursuant to Section 2.2 to administer the Plan on behalf of the Employer.

         1.3 "Affiliated Employer" means any corporation which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to Regulations under Code Section 414(o).

         1.4 "Aggregate Account" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 8.2.

         1.5 "Anniversary Date" means December 31.

         1.6 "Beneficiary" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
6.2 and 6.6.

         1.7 "Code" means the Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.8 "Company Stock" means shares of any class of stock, common or preferred, voting or nonvoting issued by the Employer or by any parent or subsidiary corporation of the Employer.

         1.9 "Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

                  For purposes of this Section, the determination of Compensation shall be made by:

                  (a) excluding severance pay, reimbursement for expenses, any amount paid by the Employer for services performed in a capacity other than as an Eligible Employee, any amounts which are received as benefits under this Plan or under which the deductibility of Employer contributions is governed by the provisions of Code Section 404, and any amounts or benefits which, when received, are not includible within gross income for federal income tax purposes of the person on whose behalf they have been paid.

                  (b) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

         For a Participant's initial year of participation, Compensation shall be recognized as of the first day of the month after which such Employee satisfies the eligibility condition of Section 3.1.

         For Plan Years beginning after December 31, 1996, for purposes of determining Compensation, the family member aggregation rules of Code Section 414(q)(6) (as in effect prior to the Small Business Job Protection Act of 1996) are eliminated.

         Compensation in excess of $150,000 shall be disregarded. Such amount shall be adjusted for increases in the cost of living in accordance with Code
Section 401(a)(17), except

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that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the Compensation limit shall be an amount equal to the Compensation limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                  For purposes of this Section, if the Plan is a plan described in Code Section 413(c) or 414(f) (a plan maintained by more than one Employer), the limitation applies separately with respect to the Compensation of any Participant from each Employer maintaining the Plan.

                  If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

         1.10 "Contract" or "Policy" means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

         1.11 "Early Retirement Date." This Plan does not provide for a retirement date prior to Normal Retirement Date.

         1.12 "Eligible Employee" means any Employee who is compensated on a salary only basis, subject to the following:

                  Employees who are nonresident aliens (within the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)) shall not be eligible to participate in this Plan.

                  Employees of Affiliated Employers shall not be eligible to participate in this Plan unless such Affiliated Employers have specifically adopted this Plan in writing.

         1.13 "Employee" means any person who is employed by the Employer or Affiliated Employer. Employee shall include Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and such Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.14 "Employer" means Preformed Line Products Company and any successor which shall maintain this Plan; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the State of Ohio. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 10.1) which shall adopt this Plan.

         1.15 "Fiduciary" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

         1.16 "Fiscal Year" means the Employer's accounting year of 12 months commencing on January 1 of each year and ending the following December 31.

         1.17 "Forfeiture." Under this Plan, Participant accounts are 100% Vested at all times. Any amounts that may otherwise be forfeited under the Plan pursuant to Section 3.6 or 6.9 shall be used to reduce the contribution of the Employer.

         1.18 "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.19 "415 Compensation" with respect to any Participant means such Participant's wages as defined in Code Section 3401(a) and all other payments of compensation by the Employer (in the course of the Employer's trade or business) for a Plan Year for which the Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052. "415 Compensation" must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

                  For Plan Years beginning after December 31, 1997, for purposes of this Section, the determination of "415 Compensation" shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Participant and which is not includible in the gross income of the Participant by reason of Code Sections 125 or 457.

                  If, in connection with the adoption of this amendment and restatement, the definition of "415 Compensation" has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, "415 Compensation" means compensation determined pursuant to the Plan then in effect.

         1.20 "Highly Compensated Employee" means, for Plan Years beginning after December 31, 1996, an Employee described in Code Section 414(q) and the Regulations thereunder, and generally means an Employee who performed services for the Employer during the "determination year" and is in one or more of the following groups:

                  (a) Employees who at any time during the "determination year" or "look-back year" were "five percent owners" as defined in Section 1.25(c).

                  (b) Employees who received "415 Compensation" during the "look-back year" from the Employer in excess of $80,000 and were in the Top Paid Group of Employees for the Plan Year.

                  The "determination year" shall be the Plan Year for which testing is being performed, and the "look-back year" shall be the immediately preceding twelve-month period.

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

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code
Section 414(h)(2) that are treated as Employer contributions. Additionally, the dollar threshold amount specified in (b) above shall be adjusted at such time and in the same manner as under Code Section 415(d), except that the base period shall be the calendar quarter ending September 30, 1996. In the case of such an adjustment, the dollar limit which shall be applied is the limit for the calendar year in which the "look-back year" begins.

                  In determining who is a Highly Compensated Employee, Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, all Affiliated Employers shall be taken into account as a single employer and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the "determination year."

         1.21 "Highly Compensated Former Employee" means a former Employee who had a separation year prior to the "determination year" and was a Highly Compensated Employee in the year of separation from service or in any "determination year" after attaining age 55. Notwithstanding the foregoing, an Employee who separated from service prior to 1987 will be treated as a Highly Compensated Former Employee only if during the separation year (or year preceding the separation year) or any year after the Employee attains age 55 (or the last year ending before the Employee's 55th birthday), the Employee either received "415 Compensation" in excess of $50,000 or was a "five percent owner." For purposes of this Section, "determination year," "415 Compensation" and "five percent owner" shall be determined in accordance with Section 1.20. Highly Compensated Former Employees shall be treated as Highly Compensated Employees. The method set forth in this Section for determining who is a "Highly Compensated Former Employee" shall be applied on a uniform and consistent basis for all purposes for which the Code Section 414(q) definition is applicable.

         1.22 "Highly Compensated Participant" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.23 "Hour of Service" means, for purposes of eligibility for participation and benefit accrual, (1) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer for the performance of duties (these hours will be credited to the Employee for the computation period in which the duties are performed); (2) each hour for which an Employee is directly or indirectly compensated or entitled to compensation by the Employer (irrespective of whether the employment relationship has terminated) for reasons other than performance of duties (such as vacation, holidays, sickness, jury duty, disability, lay-off, military duty or leave of absence) during the applicable computation period (these hours will be calculated and credited pursuant to Department of Labor regulation 2530.200b-2 which is incorporated herein by reference); (3) each hour for which back pay is awarded or agreed to by the Employer without regard to mitigation of damages (these hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made). The same Hours of Service shall not be credited both under (1) or (2), as the case may be, and under (3).

                  Notwithstanding the above, (i) no more than 501 Hours of Service are required to be credited to an Employee on account of any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period); (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation, or unemployment compensation or disability insurance laws; and (iii) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

                  For purposes of this Section, a payment shall be deemed to be made by or due from the Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund, or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer, or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate.

                  Notwithstanding the foregoing, and at the Committee's option, an Employee shall be credited with 45 Hours of Service for each week or 10 Hours of Service for each day, in which an Employee is paid or entitled to payment for at least one Hour of Service if hourly paid.

                  For purposes of this Section, Hours of Service will be credited for employment with other Affiliated Employers. The provisions of Department of Labor regulations 2530.200b-2(b) and (c) are incorporated herein by reference.

         1.24 "Investment Manager" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.25 "Key Employee" means an Employee as defined in Code Section 416(i) and the Regulations thereunder. Generally, any Employee or former Employee (as well as each of his Beneficiaries) is considered a Key Employee if he, at any time during the Plan Year that contains the "Determination Date" or any of the preceding four (4) Plan Years, has been included in one of the following categories:

                  (a) an officer of the Employer (as that term is defined within the meaning of the Regulations under Code Section 416) having annual "415

         Compensation" greater than 50 percent of the amount in effect under Code Section 415(b)(1)(A) for any such Plan Year.

                  (b) one of the ten employees having annual "415 Compensation" from the Employer for a Plan Year greater than the dollar limitation in effect under Code Section 415(c)(1)(A) for the calendar year in which such Plan Year ends and owning (or considered as owning within the meaning of Code Section 318) both more than one-half percent interest and the largest interests in the Employer.

                  (c) a "five percent owner" of the Employer. "Five percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of the Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers.

                  (d) a "one percent owner" of the Employer having an annual "415 Compensation" from the Employer of more than $150,000. "One percent owner" means any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of the Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in the Employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), (m) and (o) shall be treated as separate employers. However, in determining whether an individual has "415 Compensation" of more than $150,000, "415 Compensation" from each employer required to be aggregated under Code Sections 414(b), (c), (m) and (o) shall be taken into account.

                  For purposes of this Section, the determination of "415 Compensation" shall be made by including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and Employee contributions described in Code
Section 414(h)(2) that are treated as Employer contributions.

         1.26 "Late Retirement Date" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.27 "Leased Employee" means, for Plan Years beginning after December 31, 1996, any person (other than an Employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer. A Leased Employee shall not be considered an Employee of the recipient:

                  (a) if such employee is covered by a money purchase pension plan providing:

                  (1) a non-integrated employer contribution rate of at least 10% of compensation, as defined in Code Section 415(c)(3), but including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B), 403(b) or 457(b), and
                  Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  (2) immediate participation; and

                  (3) full and immediate vesting; and

                  (b) if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated work force.

         1.28 "Net Profit" means with respect to any Fiscal Year the Employer's net income or profit for such Fiscal Year determined upon the basis of the Employer's books of account in accordance with generally accepted accounting principles, without any reduction for taxes based upon income, or for contributions made by the Employer to this Plan. In determining Net Profits, the Employer's net profits shall include the net profits of its foreign subsidiaries, after reduction for taxes imposed by the foreign government or political subdivision thereof. Notwithstanding the foregoing, The Employer shall be entitled to rely upon an estimate of its net profits in determining the amount of its contribution to the Plan for any Plan Year.

         1.29 "Non-Highly Compensated Participant" means any Participant who is not a Highly Compensated Employee.

         1.30 "Non-Key Employee" means any Employee or former Employee (and his Beneficiaries) who is not a Key Employee.

         1.31 "Normal Retirement Age" means the Participant's sixty-fifth (65th) birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

         1.32 "Normal Retirement Date" means the day on which the Participant attains the Normal Retirement Age.

         1.33 "1-Year Break in Service" means, for purposes of eligibility for participation, the applicable computation period luring which an Employee has not completed more than 500

Hours of Service with the Employer. Further, solely for the purpose of determining whether a Participant has incurred a 1-Year Break in Service, Hours of Service shall be recognized for "authorized leaves of absence" and "maternity and paternity leaves of absence." Years of Service and 1-Year Breaks in Service shall be measured on the same computation period.

                  "Authorized leave of absence" means an unpaid, temporary cessation from active employment with the Employer pursuant to an established nondiscriminatory policy, whether occasioned by illness, military service, or any other reason.

                  A "maternity or paternity leave of absence" means, for Plan Years beginning after December 31, 1984, an absence from work for any period by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the computation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a 1-Year Break in Service, or, in any other case, in the immediately following computation period. The Hours of Service credited for a "maternity or paternity leave of absence" shall be those which would normally have been credited but for such absence, or, in any case in which the Administrator is unable to determine such hours normally credited, eight (8) Hours of Service per day. The total Hours of Service required to be credited for a "maternity or paternity leave of absence" shall not exceed 501.

         1.34 "Participant" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

         1.35 "Participant Direction Procedures" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.7 and observed by the Administrator and applied to Participants who have Participant Directed Accounts.

         1.36 "Participant's Account" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Employer contributions.

         1.37 "Participant's Directed Account" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

         1.38 "Plan" means this instrument, including all amendments thereto.

         1.39 "Plan Year" means the Plan's accounting year of twelve (12) months commencing on January 1 of each year and ending the following December 31.

         1.40 "Regulation" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.41 "Retired Participant" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.42 "Retirement Date" means the date as of which a Participant retires for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date or Late Retirement Date (see
Section 6.1).

         1.43 "Super Top Heavy Plan" means a plan described in Section 8.2(b).

         1.44 "Terminated Participant" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.45 "Top Heavy Plan" means a plan described in Section 8.2(a).

         1.46 "Top Heavy Plan Year" means a Plan Year during which the Plan is a Top Heavy Plan.

         1.47 "Top Paid Group" means the top 20 percent of Employees who performed services for the Employer during the applicable year, ranked according to the amount of "415 Compensation" (determined for this purpose in accordance with Section 1.20) received from the Employer during such year. All Affiliated Employers shall be taken into account as a single employer, and Leased Employees within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall be considered Employees unless such Leased Employees are covered by a plan described in Code
Section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. Employees who are non-resident aliens and who received no earned income (within the meaning of Code Section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code Section 861(a)(3) shall not be treated as Employees. Additionally, for the purpose of determining the number of active Employees in any year, the following additional Employees shall also be excluded; however, such Employees shall still be considered for the purpose of identifying the particular Employees in the Top Paid Group:

                  (a) Employees with less than six (6) months of service;

                  (b) Employees who normally work less than 17 1/2 hours per week;

                  (c) Employees who normally work less than six (6) months during a year; and

                  (d) Employees who have not yet attained age 21.

                  In addition, if 90 percent or more of the Employees of the Employer are covered under agreements the Secretary of Labor finds to be collective bargaining agreements between Employee representatives and the Employer, and the Plan covers only Employees who are not covered under such agreements, then Employees covered by such agreements shall be excluded from both the total number of active Employees as well as from the identification of particular Employees in the Top Paid Group.

                  The foregoing exclusions set forth in this Section shall be applied on a uniform and consistent basis for all purposes for which the Code
Section 414(q) definition is applicable.

         1.48 "Total and Permanent Disability" means a physical or mental incapacity of a Participant which renders him incapable of engaging in any full-time occupation or employment for remuneration reasonably comparable to that in which he was engaged prior to such disability and which will presumably continue for the remainder of his natural life. The disability of a Participant shall be demonstrated by a written determination provided within 30 days following the cessation of employment of the Participant (or such greater period as may be approved by the Administrator) by a licensed physician chosen or approved by the Administrator.

         1.49 "Trustee" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.50 "Trust Fund" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.51 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
Section 414(u).

         1.52 "Valuation Date" means the Anniversary Date and such other date or dates deemed necessary by the Administrator. The Valuation Date may include any day during the Plan Year that the Trustee, any transfer agent appointed by the Trustee or the Employer and any stock exchange used by such agent are open for business.

         1.53 "Vested" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.54 "Year of Service" means the computation period of twelve (12) consecutive months, herein set forth, during which an Employee has at least 1000 Hours of Service.

                  For purposes of eligibility for participation, the computation periods shall be measured from the date on which the Employee first performs an Hour of Service and anniversaries thereof. The participation computation periods beginning after a 1-Year Break in Service shall be measured from the date on which an Employee again performs an Hour of Service and anniversaries thereof.

                  The computation period shall be the Plan Year if not otherwise set forth herein.

                  Notwithstanding the foregoing, for any short Plan Year, the determination of whether an Employee has completed a Year of Service shall be made in accordance with Department of Labor regulation 2530.203-2(c). However, in determining whether an Employee has completed a Year of Service for benefit accrual purposes in the short Plan Year, the number of the Hours of Service required shall be proportionately reduced based on the number of full months in the short Plan Year.

                  Years of Service with American Connector Engineering Company shall be recognized.

         Years of Service with any Affiliated Employer shall be recognized.

                                   ARTICLE II
                                 ADMINISTRATION

2.1      POWERS AND RESPONSIBILITIES OF THE EMPLOYER

                  (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Employer shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the Code, and the Act. The Employer may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Employer deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Employer may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Employer), to the extent not paid by the Employer.

                  (b) The Employer may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Employer in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                  (c) The Employer shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Employer or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title I of the Act.

                  (d) The Employer shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder. This requirement may be satisfied by formal periodic review by the Employer or by a qualified person specifically designated by the Employer, through day-to-day conduct and evaluation, or through other appropriate ways.

2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY

                  The Employer shall be the Administrator. The Employer may appoint a Committee to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Employer. Upon the resignation or removal of any individual performing the duties of the Administrator, the Employer may designate a successor.

2.3      POWERS AND DUTIES OF THE ADMINISTRATOR

                  The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of Code Section 401(a), and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                  The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                  (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                  (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                  (d) to maintain all necessary records for the administration of the Plan;

                  (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof;

                  (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                  (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                  (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                  (i) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

2.4      RECORDS AND REPORTS

                  The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

2.5      APPOINTMENT OF ADVISERS

                  The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents) and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

2.6      PAYMENT OF EXPENSES

                  All expenses of administration may be paid out of the Trust Fund unless paid by the Employer. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of accountants, counsel, Investment Managers, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

2.7      CLAIMS PROCEDURE

                  Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

2.8      CLAIMS REVIEW PROCEDURE

                  Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.7 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.7. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                  ARTICLE III
                                   ELIGIBILITY

3.1      CONDITIONS OF ELIGIBILITY

                  Any Eligible Employee who has completed two (2) Years of Service shall be eligible to participate hereunder as of the date he has satisfied such requirements. However, any Employee who was a Participant in the Plan prior to the effective date of this amendment and restatement shall continue to participate in the Plan.

3.2      EFFECTIVE DATE OF PARTICIPATION

                  An Eligible Employee shall become a Participant effective as of the first day of the month coinciding with or next following the date on which such Employee met the eligibility requirements of Section 3.1, provided said Employee was still employed as of such date (or if not employed on such date, as of the date of rehire if a I-Year Break in Service has not occurred).

                  In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such

Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

3.3      DETERMINATION OF ELIGIBILITY

                  The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. Such determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.8.

3.4      TERMINATION OF ELIGIBILITY

                  (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for each Year of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                  (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

3.5      OMISSION OF ELIGIBLE EMPLOYEE

                  If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.6      INCLUSION OF INELIGIBLE EMPLOYEE

                  If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Plan Year in which the discovery is made.

3.7      ELECTION NOT TO PARTICIPATE

                  An Employee may, subject to the approval of the Employer, elect voluntarily not to participate in the Plan. The election not to participate must be communicated to the Employer, in writing at least thirty
(30) days before the beginning of a Plan Year.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

4.1      FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

                  (a) For each Plan Year, the Employer shall contribute to the Plan such amount which equals 15% of its current Net Profits for the Fiscal Year coinciding with the Plan Year, or such greater or smaller percentage (including zero) as may from time to time be fixed by the board of directors of the Employer.

                  (b) The Employer contribution for any Plan Year shall not exceed its current or accumulated Net Profit, except to the extent necessary to provide the top heavy minimum contribution. All contributions shall be made in cash or in such property as is acceptable to the Trustee.

4.2      TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

                  The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.

4.3      ALLOCATION OF CONTRIBUTION AND EARNINGS

                  (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

                  (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution to each Participant's Account in the same proportion that each such Participant's total points with respect to such year, bear to the total points awarded to all Participants with respect to such year. A Participant's points with respect to any Plan Year shall be computed as follows:

                  one (1) point(s) shall be allocated to him for each Year of Service.

                  one (1) point(s) shall be allocated to him for each full $200 of Compensation received by him during the year.

                  (c) Participants shall be eligible to share in the allocation of contributions for a Plan Year in accordance with the following:

                  (1) Only Participants who have completed a Year of Service during the Plan Year and are actively employed on the last day of the Plan Year shall be eligible to share in the allocation of contributions for that Plan Year. Further, for years prior to the effective date of this amendment and restatement, the term "Year of Service" for purposes of determining a Participant's points shall be determined pursuant to the provisions of the Plan then in effect.

                  (2) For any Top Heavy Plan Year, Non-Key Employees not otherwise eligible to share in the allocation of contributions as provided above, shall receive the minimum allocation provided for in Section 4.3(e) if eligible pursuant to the provisions of Section 4.3(g).

                  (d) On each business day of the Plan Year, a daily determination of unrealized and realized gains and losses, interest, dividends and capital gain distributions will be calculated and allocated based on the actual activity in each Participant's account. Activity includes, but is not limited to, allocation of contributions, forfeitures and distributions. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with
         Section 4.8.

                  Participants' transfers from other qualified plans deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                  (e) Minimum Allocations Required for Top Heavy Plan Years:
         Notwithstanding the foregoing, for any Top Heavy Plan Year, the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to at least three percent (3%) of such Non-Key Employee's "415 Compensation" (reduced by contributions and forfeitures, if any, allocated to each Non-Key Employee in any defined contribution plan included with this plan in a Required Aggregation Group). However, if (1) the sum of the Employer contributions allocated to the Participant's Account of each Key Employee for such Top Heavy Plan Year is less than three percent (3%) of each Key Employee's "415 Compensation" and (2) this Plan is not required to be included in an Aggregation Group to enable a defined benefit plan to meet the requirements of Code Section 401(a)(4) or 410, the sum of the Employer contributions allocated to the Participant's Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Participant's Account of any Key Employee.

                  However, no such minimum allocation shall be required in this Plan for any Non-Key Employee who participates in another defined contribution plan subject to Code Section 412 included with this Plan in a Required Aggregation Group.

                  (f) For purposes of the minimum allocations set forth above, the percentage allocated to the Participant's Account of any Key Employee shall be equal to the ratio of the sum of the Employer contributions allocated on behalf of such Key Employee divided by the "415 Compensation" for such Key Employee.

                  (g) For any Top Heavy Plan Year, the minimum allocations set forth above shall be allocated to the Participant's Account of all Non-Key Employees who are Participants and who are employed by the Employer on the last day of the Plan Year, including Non-Key Employees who have (1) failed to complete a Year of Service; (2) declined to make mandatory contributions (if required) to the Plan; and (3) been excluded from participation because of their level of Compensation.

                  (h) In lieu of the above, if a Non-Key Employee participates in this Plan and a defined benefit pension plan included in a Required Aggregation Group which is top heavy, a minimum allocation of five percent (5%) of "415 Compensation" shall be provided under this Plan.

                  (i) For the purposes of this Section, "415 Compensation" shall be limited to $150,000. Such amount shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17), except that the dollar increase in effect on January 1 of any calendar year shall be effective for the Plan Year beginning with or within such calendar year. For any short Plan Year the "415 Compensation" limit shall be an amount equal to the "415 Compensation" limit for the calendar year in which the Plan Year begins multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by twelve (12).

                  (j) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                  (1) one account for nonforfeitable benefits attributable to pre-break service; and

                  (2) one account representing his status in the Plan attributable to post-break service.

4.4      MAXIMUM ANNUAL ADDITIONS

                  (a) Notwithstanding the foregoing, the maximum "annual additions" credited to a Participant's accounts for any "limitation year" shall equal the lesser of: (1) $30,000 adjusted annually as provided in Code Section 415(d) pursuant to the Regulations, or (2) twenty-five percent (25%) of the Participant's "415 Compensation" for such "limitation year." For any short "limitation year," the dollar limitation in (1) above shall be reduced by a fraction, the numerator of which is the number of full months in the short "limitation year" and the denominator of which is twelve (12).

                  (b) For purposes of applying the limitations of Code Section 415, "annual additions" means the sum credited to a Participant's accounts for any

         "limitation year" of (1) Employer contributions, (2) Employee contributions, (3) forfeitures, (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(1)(2) which is part of a pension or annuity plan maintained by the Employer and (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code Section 419A(d)(3)) under a welfare benefit plan (as defined in Code Section 419(e)) maintained by the Employer. Except, however, the "415 Compensation" percentage limitation referred to in paragraph (a)(2) above shall not apply to: (1) any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an "annual addition," or (2) any amount otherwise treated as an "annual addition" under Code Section 415(1)(1).

                  (c) For purposes of applying the limitations of Code Section 415, the transfer of funds from one qualified plan to another is not an "annual addition." In, addition, the following are not Employee contributions for the purposes of Section 4.4(b)(2): (1) rollover contributions (as defined in Code Sections 402(e)(6), 403(a)(4), 403(b)(8) and 408(d)(3)); (2) repayments of loans made to a Participant from the Plan; (3) repayments of distributions received by an Employee pursuant to Code Section 411(a)(7)(B) (cash-outs); (4) repayments of distributions received by an Employee pursuant to Code Section 411(a)(3)(D) (mandatory contributions); and (5) Employee contributions to a simplified employee pension excludable from gross income under Code Section 408(k)(6).

                  (d) For purposes of applying the limitations of Code Section 415, the "limitation year" shall be the Plan Year.

                  (e) For the purpose of this Section, all qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

                  (f) For the purpose of this Section, if the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code
         Section 414(b) and (c) as modified by Code Section 415(h)), is a member of an affiliated service group (as defined by Code Section 414(m)), or is a member of a group of entities required to be aggregated pursuant to Regulations under Code Section 414(o), all Employees of such Employers shall be considered to be employed by a single Employer.

                  (g) For the purpose of this Section, if this Plan is a Code
         Section 413(c) plan, each Employer who maintains this Plan will be considered to be a separate Employer.

                  (h) (1) If a Participant participates in more than one defined contribution plan maintained by the Employer which have different Anniversary Dates, the maximum "annual additions" under this Plan shall equal the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited to such Participant's accounts during the "limitation year."

                      (2) If a Participant participates in both a defined contribution plan subject to Code Section 412 and a defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, "annual additions" will be credited to the Participant's accounts under the defined contribution plan subject to Code Section 412 prior to crediting "annual additions" to the Participant's accounts under the defined contribution plan not subject to Code Section 412.

                      (3) If a Participant participates in more than one defined contribution plan not subject to Code Section 412 maintained by the Employer which have the same Anniversary Date, the maximum "annual additions" under this Plan shall equal the product of (A) the maximum "annual additions" for the "limitation year" minus any "annual additions" previously credited under subparagraphs (1) or (2) above, multiplied by (B) a fraction (i) the numerator of which is the "annual additions" which would be credited to such Participant's accounts under this Plan without regard to the limitations of Code Section 415 and
         (ii) the denominator of which is such "annual additions" for all plans described in this subparagraph.

                  (i) If an Employee is (or has been) a Participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any "limitation year" may not exceed 1.0.

                  (j) The defined benefit plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the Participant's projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the "limitation year" under Code Sections 415(b) and (d) or 140 percent of the highest average compensation, including any adjustments under Code Section 415(b).

                      Notwithstanding the above, if the Participant was a Participant as of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last "limitation year" beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all "limitation years" beginning before January 1, 1987.

                  (k) The defined contribution plan fraction for any "limitation year" is a fraction, the numerator of which is the sum of the annual additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior "limitation years" (including the annual additions attributable to the Participant's nondeductible Employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the annual additions attributable to all welfare benefit funds, as defined in Code Section 419(e), and individual medical accounts, as defined in Code Section 415(1)(2), maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior "limitation years" of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any "limitation year" is the lesser of 125 percent of the dollar limitation determined under Code Sections 415(b) and (d) in effect under Code Section 415(c)(1)(A) or 35 percent of the Participant's Compensation for such year.

                      If the Employee was a Participant as of the end of the first day of the first "limitation year" beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last "limitation year" beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first "limitation year" beginning on or after January 1, 1987. The annual addition for any "limitation year" beginning before January 1, 1987 shall not be recomputed to treat all Employee contributions as annual additions.

                  (l) Notwithstanding the foregoing, for any "limitation year" in which the Plan is a Top Heavy Plan, 100 percent shall be substituted for 125 percent in Sections 4.4(j) and 4.4(k).

                  (m) If the sum of the defined benefit plan fraction and the defined contribution plan fraction shall exceed 1.0 in any "limitation year" for any Participant in this Plan, the Administrator shall adjust the numerator of the defined benefit plan fraction so that the sum of both fractions shall not exceed 1.0 in any "limitation year" for such Participant.

                  (n) Notwithstanding anything contained in this Section to the contrary, the limitations, adjustments and other requirements prescribed in this Section shall at all times comply with the provisions of Code Section 415 and the Regulations thereunder, the terms of which are specifically incorporated herein by reference.

                  (o) Notwithstanding the foregoing provisions of this Section
         4.4 to the contrary, effective for Plan Years beginning on and after January 1, 2000, the limitations of Code section 415(e) applicable to individuals participating in both the Plan and a qualified defined benefit plan of the Employer or an Affiliated Employer shall no longer apply.

4.5      ADJUSTMENT FOR EXCESSIVE ANNUAL ADDITIONS

                  (a) If, as a result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any Participant under the limits of Section 4.4 or other facts and circumstances to which Regulation 1.415-6(b)(6) shall be applicable, the "annual additions" under this Plan would cause the maximum "annual additions" to be exceeded for any Participant, the Administrator shall (1) distribute any elective deferrals (within the meaning of Code Section 402(g)(3)) or return any Employee contributions (whether voluntary or mandatory), and for the distribution of gains attributable to those elective deferrals and Employee contributions, to the extent that the distribution or return would reduce the "excess amount" in the Participant's accounts (2) hold any "excess amount" remaining after the return of any elective deferrals or voluntary Employee contributions in a "Section 415 suspense account" (3) allocate and reallocate the "Section 415 suspense account" in the next "limitation year" (and succeeding "limitation years" if necessary) to all Participants in the Plan before any Employer or Employee contributions which would constitute "annual additions" are made to the Plan for such "limitation year" (4) reduce Employer contributions to the Plan for such "limitation year" by the amount of the "Section 415 suspense account" allocated and reallocated during such "limitation year."

                  (b) For purposes of this Article, "excess amount" for any Participant for a "limitation year" shall mean the excess, if any, of
         (1) the "annual additions" which would be credited to his account under the terms of the Plan without regard to the limitations of Code Section 415 over (2) the maximum "annual additions" determined pursuant to
         Section 4.4.

                  (c) For purposes of this Section, "Section 415 suspense account" shall mean an unallocated account equal to the sum of "excess amounts" for all Participants in the Plan during the "limitation year." The "Section 415 suspense account" shall not share in any earnings or losses of the Trust Fund.

                  (d) The Plan may not distribute or return "excess amounts," other than elective deferrals (within the meaning of Code Section 402(g)(3)) or Employee contributions (whether voluntary or mandatory) and gains attributable to such elective deferrals and Employee contributions, to Participants or Former Participants.

4.6      TRANSFERS FROM QUALIFIED PLANS

                  (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Eligible Employees, provided that the trust from which such funds are transferred permits the transfer to be made and the transfer will not jeopardize the tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account." Such account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                  (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in Section 6.10 and Section 6.11 and paragraphs (c) and (d) of this Section.

                  (c) Except as permitted by Regulations (including Regulation
         1.411 (d)-4), amounts attributable to elective contributions (as defined in Regulation 1.401(k)-1(g)(3)), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in Regulation 1.401 (k)-1(d).

                  (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                  (e) The Administrator may direct that employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

                  (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under Code Section 401(a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan;
         (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover; (iii) amounts transferred to this Plan from a conduit individual retirement account provided that the conduit individual retirement account has no assets other than assets which (A) were previously distributed to the Employee by another qualified plan as a lump-sum distribution (B) were eligible for tax-free rollover to a qualified plan and (C) were deposited in such conduit individual retirement account within sixty (60) days of receipt thereof and other than earnings on said assets; and (iv) amounts distributed to the Employee from a conduit individual retirement account meeting the requirements of clause (iii) above, and transferred by the Employee to this Plan within sixty (60) days of his receipt thereof from such conduit individual retirement account.

                  (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee td establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                  (h) This Plan shall not accept any direct or indirect transfers (as that tennis defined and interpreted under Code Section 401(a)(11) and the Regulations thereunder) from a defined benefit plan, money purchase plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise have provided for a life annuity form of payment to the Participant.

                  (i) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Section 411(d)(6) protected benefit" as described in Section 7.1.

4.7      DIRECTED INVESTMENT ACCOUNT

                  (a) Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

                  (b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

                  (1) To the extent that the assets in a Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

                  (2) To the extent that the assets in the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                  (c) THE COMPANY STOCK FUND

                  (1) ESTABLISHMENT. The Trustee shall identify, segregate and value all Company Stock owned by it under the applicable provisions of the Plan as of August 31, 1993, together with all applicable dividends and rights to dividends attributable to such Company Stock, and shall transfer and deposit such Company Stock in a separate investment fund, along with cash and cash equivalent assets sufficient to maintain liquidity as determined by the Trustee in accordance with the Trust Agreement (but in any event, in an initial amount of $500,000); such Fund shall be settled and established as a separate sub-trust to which the Employer and the Trustee are party and shall be known as the "Company Stock Fund." All assets thereafter deposited or otherwise credited to and held in or otherwise as part of the Company Stock Fund shall be invested as part of a generally open-end collective investment fund consisting principally of Company Stock and accumulated dividends, to be actively managed by the Trustee under the general investment provisions of this Plan and the Trust Agreement.

                  (2) PROPORTIONATE INVESTMENT OF PARTICIPANT'S ACCOUNT. A fixed percentage of each Participant's Account shall be invested and reinvested in the Company Stock Fund, on a continuous basis and until such time as such Participant (or the Beneficiary acquiring the interest in such Account) commences receiving benefits from the Plan. The Trustee shall establish the actual percentage to be used as of September 1, 1993, based on the size of the Company Stock Fund established as of that date, taking into account the cash reserves determined by the Trustee to be necessary or advisable in such circumstances. Prior to the commencement of each Plan Year thereafter, the Trustee shall revalue and review the Company Stock Fund and its liquidity requirements, and on the basis of such review adjust the percentage of each Participant's Account required to be invested in the Company Stock Fund and not made available for direction as provided in subsection (a) of this
                  Section 4.8.

                  (3) REGISTRATION, VOTING OF COMPANY STOCK. All shares of Company Stock held or subsequently acquired by the Trustee shall be held in the possession of the Trustee until disposed of pursuant to the provisions of this Plan and the Trust Agreement. Such shares may be registered in the name of the Trustee or its nominee. Before each annual or special meeting of the Employer's shareholders, the Trustee shall send to the Committee a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Trustee on how to vote the shares of Company Stock then credited to the Accounts. Upon receipt of such instructions, the Trustee shall vote the shares as instructed. Any shares of Company Stock held as part of a Participant Account, as to which the Trustee does not receive instructions, shall be voted at the discretion of the Trustee. In the event the Trustee determines that it must independently vote such shares, it shall only do so following consultation with counsel and after having first provided written notice of such determination to the Employer and the Committee.

                                   ARTICLE V
                                   VALUATIONS

5.1      VALUATION OF THE TRUST FUND

                  The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date. In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

5.2      METHOD OF VALUATION

                  In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself, or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

                  Every Participant may terminate his employment with the Employer and retire for the purposes hereof on his Normal Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.3, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Account in accordance with Section 6.5.

6.2      DETERMINATION OF BENEFITS UPON DEATH

                  (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections
         6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                  (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections
         6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                  (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or Former Participant shall be taken into account in determining the amount of the death benefit.

                  (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                  (e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than his spouse if:

                  (1) the spouse has waived the right to be the Participant's Beneficiary, or

                  (2) the Participant is legally separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Code Section 414(p) which provides otherwise), or

                  (3) the Participant has no spouse, or

                  (4) the spouse cannot be located.

                  In such event, the designation of a Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of such revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary unless the original consent acknowledged that the spouse had the right to limit consent only to a specific Beneficiary and that the spouse voluntarily elected to relinquish such right. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his estate.

                  (f) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of such waiver, and be witnessed by a Plan representative or a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

            In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Account as though he had retired.

6.4      DETERMINATION OF BENEFITS UPON TERMINATION

                  (a) If a Participant's employment with the Employer is terminated for any reason other than death, Total and Permanent Disability or retirement, such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

                      Distribution of the funds due to a Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

                      If the value of a Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), and has never exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6, 199 7) at the time of any distribution prior to March 22, 1999, the Administrator shall direct the Trustee to cause the entire Vested benefit to be paid to such Participant in a single lump sum.

                  (b) A Participant shall become fully Vested in his Participant's Account immediately upon entry into the Plan.

                  (c) The computation of a Participant's nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                  (1) the adoption date of the amendment,

                  (2) the effective date of the amendment, or

                  (3) the date the Participant receives written notice of the amendment from the Employer or Administrator.

                  (d) (1) If any Former Participant shall be reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                           (2) If a Former Participant is reemployed by the
                  Employer, he shall participate in the Plan immediately on his date of reemployment.

                           (3) If a Former Participant (a 1-Year Break in
                  Service previously occurred, but employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1-Year Break in Service, he shall participate in the Plan immediately.

6.5      DISTRIBUTION OF BENEFITS

                  (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods:

                  (1) One lump-sum payment in cash or in property.

                  (2) Payments over a period certain in monthly, quarterly; semiannual, or annual cash installments. In order to provide such installment payments, the Administrator may (A) segregate the aggregate amount thereof in a separate, federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate or other liquid short-term security or (B) purchase a nontransferable annuity contract for a term certain (with no life contingencies) providing for such payment. The period over which such payment is to be made shall not extend beyond the Participant's life expectancy (or the life expectancy of the Participant and his designated Beneficiary).

                  (b) Any distribution to a Participant, for Plan Years beginning after August 5, 1997, who has a benefit which exceeds $5,000 ($3,500 for Plan Years beginning prior to August 6, 1997), or has ever exceeded $5,000 ($3,500 for Plan Years beginning prior to August 6,
         1997) at the time of any distribution prior to March 22, 1999 shall require such Participant's consent if such distribution commences prior to the later of his Normal Retirement Age or age 62. However, if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution has not yet been made, and if the value of the Participant's benefit, determined at the time of the first distribution under that optional form of benefit, exceeded $5,000, then the value of the Participant's benefit is deemed to continue to exceed such amount. With regard to this required consent:

                  (1) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Section 6.5(c).

                  (2) Notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the date the distribution commences.

                  (3) Consent of the Participant to the distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the date the distribution commences.

                  (4) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                               Any such distribution may commence less than 30
                  days after the notice required under Regulation 1.411(a)-11(c) is given, provided that: (1) the Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                           (c) Notwithstanding any provision in the Plan to the
                  contrary, for Plan Years beginning after December 31, 1996, the distribution of a Participant's benefits shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder (including Regulation 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

                           (1) A Participant's benefits shall be distributed or must begin to be distributed to him not later than April 1st of the calendar year following the later of
                           (i) the calendar year in which the Participant attains age 70 1/2 or (ii) the calendar year in which the Participant retires, provided, however, that this clause (ii) shall not apply in the case of a Participant who is a "five (5) percent owner" at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2. Such distributions shall be equal to or greater than any required distribution.

                           Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding paragraph and must be made over a period certain measured by the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary) in accordance with Regulations.

                           (2) Distributions to a Participant and his Beneficiaries shall only be made in accordance with the incidental death benefit requirements of Code
                           Section 401(a)(9)(G) and the Regulations thereunder.

                           (d) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

                           (e) All annuity Contracts under this Plan shall be
                  non-transferable when distributed. Furthermore, the terms of any annuity Contract purchased and distributed to a Participant or spouse shall comply with all of the requirements of the Plan.

6.6      DISTRIBUTION OF BENEFITS UPON DEATH

                           (a) (1) The death benefit payable pursuant to Section
                           6.2 shall be paid to the Participant's Beneficiary within a reasonable time after the Participant's death by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary) subject, however, to the rules specified in Section 6.6(b):

                                    (i) One lump-sum payment in cash or in
                                    property.

                                    (ii) Payment in monthly, quarterly,
                                    semi-annual, or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

                                    (2) In the event the death benefit payable
                           pursuant to Section 6.2 is payable in installments, then, upon the death of the Participant, the Administrator may direct the Trustee to segregate the death benefit into a separate account, and the Trustee shall invest such segregated account separately, and the funds accumulated in such account shall be used for the payment of the installments.

                           (b) Notwithstanding any provision in the Plan to the
                  contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements and shall otherwise comply with Code Section 401(a)(9) and the Regulations thereunder. If it is determined pursuant to Regulations that the distribution of a Participant's interest has begun and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 6.5 as of his date of death. If a Participant dies before he has begun to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs.

                                    However, the 5-year distribution requirement
                  of the preceding paragraph shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion shall be distributed over a period not extending beyond the life expectancy of such designated Beneficiary provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died. However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70 1/2. If the surviving spouse dies before distributions to such spouse begin, then the 5-year distribution requirement of this Section shall apply as if the spouse was the Participant.

                           (c) For purposes of this Section, the life expectancy
                  of a Participant and a Participant's spouse shall not be redetermined in accordance with Code Section 401(a)(9)(D). Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Regulation 1.72-9.

6.7      TIME OF SEGREGATION OR DISTRIBUTION

                  Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution or series of payments may be made or begun as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

6.8      DISTRIBUTION FOR MINOR BENEFICIARY

                  In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Employer, and Plan from further liability on account thereof.

6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

                  In the event that all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, such benefit shall be restored unadjusted for earnings or losses.

6.10     PRE-RETIREMENT DISTRIBUTION

                  At such time as a Participant shall have attained the age of sixty-five (65) years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the amount then credited to the accounts maintained on behalf of the Participant while remaining an Employee; provided that the amounts to be distributed were contributed to the Plan at least 24 months prior to the date of withdrawal, unless the individual has been a Participant in the Plan for at least five years in which case he may withdraw any portion of his account regardless of when the contributions were made to the Plan. A Participant may receive only one pre-retirement distribution in any Plan Year. In the event that the Administrator makes such a distribution, the Participant shall continue to be eligible to participate in the Plan on the same basis as any other Employee. Any distribution made pursuant to this Section shall be made in a manner consistent with Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

6.11     ADVANCE DISTRIBUTION FOR HARDSHIP

                  (a) The Administrator, at the election of the Participant, shall direct the Trustee to distribute to any Participant in any one Plan Year up to 50% of his Aggregate Account in the event he incurs and demonstrates the existence of a financial necessity. The determination of whether a Participant has a financial need shall be made by the Committee on a uniform and nondiscriminatory basis considering all relevant facts and circumstances and the best interest of the Participant. Any distribution made pursuant to this Section shall be deemed to be made as of the first day of the Plan Year or, if later, the Valuation Date immediately preceding the date of distribution, and the Participant's Aggregate Account shall be reduced accordingly. Notwithstanding the foregoing, no distribution made under this Section shall serve to reduce the Participant's Aggregate Account to an amount less than the sum of the Employer's contributions credited to such Aggregate Account (plus accretions thereon) during the two-year period immediately preceding the date of such distribution. Further, A Participant shall not be entitled to a distribution under this Section until he has withdrawn all amounts available for withdrawal from his Voluntary Contribution Account.

                  (b) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Section 411(a)(11) and the Regulations thereunder.

6.12     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

                  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age" shall have the meaning set forth under Code Section 414(p).

6.13     DIRECT ROLLOVER

                  (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                  (b) For purposes of this Section the following definitions shall apply:

                  (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

                  (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VII
                    AMENDMENT, TERMINATION, MERGERS AND LOANS

7.1      AMENDMENT

                  (a) The Employer shall have the right at any time to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

                  (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                  (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Section 411(d)(6) protected benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

7.2      TERMINATION

                  (a) The Employer shall have the right at any time to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof.

                  (b) Upon the full termination of the Plan, the Employer shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of
         Section 6.5. Distributions to a

         Participant shall be made in cash or in property or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

7.3      MERGER OR CONSOLIDATION

         This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c).

7.4      LOANS TO PARTICIPANTS

                  (a) The Trustee may, in the Trustee's discretion, make loans to Participants and Beneficiaries under the following circumstances:
         (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries; (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

                  (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                  (1) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (2) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

                      For purposes of this limit, all plans of the Employer shall be considered one plan.

                  (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code Section 1034. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

                  (d) Any loans granted or renewed shall be made pursuant to a Participant loan program. Such loan program shall be established in writing and must include, but need not be limited to, the following:

         (1) the identity of the person or positions authorized to administer the Participant loan program;

         (2) a procedure for applying for loans;

         (3) the basis on which loans will be approved or denied;

         (4) limitations, if any, on the types and amounts of loans offered;

         (5) the procedure under the program for determining a reasonable rate of interest;

         (6) the types of collateral which may secure a Participant loan; and

         (7) the events constituting default and the steps that will be taken to preserve Plan assets.

                      Such Participant loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such Participant loan program may be modified or amended in writing from time to time without the necessity of amending this Section.

                  (e) The spouse of a Participant who is legally married at the date the loan proceeds are to be distributed to the Participant must give written consent to such loan.

                                  ARTICLE VIII
                                    TOP HEAVY

8.1      TOP HEAVY PLAN REQUIREMENTS

         For any Top Heavy Plan Year, the Plan shall provide the special vesting requirements of Code Section 416(b) pursuant to Section 6.4 of the Plan and the special minimum allocation requirements of Code Section 416(c) pursuant to Section 4.3 of the Plan.

8.2      DETERMINATION OF TOP HEAVY STATUS

                  (a) This Plan shall be a Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                      If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or Aggregate Account balance shall not be taken into account for purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan (or whether any Aggregation Group which includes this Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five year period ending on the Determination Date, any accrued benefit for such Participant or Former Participant shall not be taken into account for the purposes of determining whether this Plan is a Top Heavy or Super Top Heavy Plan.

                  (b) This Plan shall be a Super Top Heavy Plan for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the Aggregate Accounts of Key Employees under this Plan and all plans of an Aggregation Group, exceeds ninety percent (90%) of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all plans of an Aggregation Group.

                  (c) Aggregate Account: A Participant's Aggregate Account as of the Determination Date is the sum of:

                  (1) his Participant's Account balance as of the most recent valuation occurring within a twelve (12) month period ending on the Determination Date;

                  (2) an adjustment for any contributions due as of the Determination Date. Such adjustment shall be the amount of any contributions actually made after the Valuation Date but due on or before the Determination Date, except for the first Plan Year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in that first Plan Year.

                  (3) any Plan distributions made within the Plan Year that includes the Determination Date or within the four (4) preceding Plan Years. However, in the case of distributions made after the Valuation Date and prior to the Determination Date, such distributions are not included as distributions for top heavy purposes to the extent that such distributions are already included in the Participant's Aggregate Account balance as of the Valuation Date. Notwithstanding anything herein to the contrary, all distributions, including distributions under a terminated plan which if it had not been terminated would have been required to be included in an Aggregation Group, will be counted. Further, distributions from the Plan (including the cash value of life insurance policies) of a Participant's account balance because of death shall be treated as a distribution for the purposes of this paragraph.

                  (4) any Employee contributions, whether voluntary or mandatory. However, amounts attributable to tax deductible qualified voluntary employee contributions shall not be considered to be a part of the Participant's Aggregate Account balance.

                  (5) with respect to unrelated rollovers and plan-to-plan transfers (ones which are both initiated by the Employee and made from a plan maintained by one employer to a plan maintained by another employer), if this Plan provides the rollovers or plan-to-plan transfers, it shall always consider such rollovers or plan-to-plan transfers as a distribution for the purposes of this Section. If this Plan is the plan accepting such rollovers or plan-to-plan transfers, it shall not consider such rollovers or plan-to-plan transfers as part of the Participant's Aggregate Account balance.

                  (6) with respect to related rollovers and plan-to-plan transfers (ones either not initiated by the Employee or made to a plan maintained by the same employer), if this Plan provides the rollover or plan-to-plan transfer, it shall not be counted as a distribution for purposes of this Section. If this Plan is the plan accepting such rollover or plan-to-plan transfer, it shall consider such rollover or plan-to-plan transfer as part of the Participant's Aggregate Account balance, irrespective of the date on which such rollover or plan-to-plan transfer is accepted.

                  (7) For the purposes of determining whether two employers are to be treated as the same employer in (5) and (6) above, all employers aggregated under Code Section 414(b), (c), (m) and
                  (o) are treated as the same employer.

                  (d) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group as hereinafter determined.

                  (1) Required Aggregation Group: In determining a Required Aggregation Group hereunder, each plan of the Employer in which a Key Employee is a participant in the Plan Year containing the Determination Date or any of the four preceding Plan Years, and each other plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410, will be required to be aggregated. Such group shall be known as a Required Aggregation Group.

                  In the case of a Required Aggregation Group, each plan in the group will be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

                  (2) Permissive Aggregation Group: The Employer may also include any other plan not required to be included in the Required Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of Code Sections 401(a)(4) and 410. Such group shall be known as a Permissive Aggregation Group.

                  In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

                  (3) Only those plans of the Employer in which the Determination Dates fall within the same calendar year shall be aggregated in order to determine whether such plans are Top Heavy Plans.

                  (4) An Aggregation Group shall include any terminated plan of the Employer if it was maintained within the last five (5) years ending on the Determination Date.

                  (e) "Determination Date" means (a) the last day of the preceding Plan Year, or (b) in the case of the first Plan Year, the last day of such Plan Year.

                  (f) Present Value of Accrued Benefit: In the case of a defined benefit plan, the Present Value of Accrued Benefit for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Code Section 411(b)(1)(C). The determination of the Present Value of Accrued Benefit shall be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date except as provided in Code
         Section 416 and the Regulations thereunder for the first and second plan years of a defined benefit plan.

                  (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

                           (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

                           (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group,

                                     exceeds sixty percent (60%) of a similar
                           sum determined for all Participants.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      PARTICIPANT'S RIGHTS

            This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

9.2      ALIENATION

                  (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                  (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

                  (c) This provision shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                  (d) This provision shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

9.3      CONSTRUCTION OF PLAN

                  This Plan shall be construed and enforced according to the Act and the laws of the State of Ohio, other than its laws respecting choice of law, to the extent not preempted by the Act.

9.4      GENDER AND NUMBER

                  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

9.5      LEGAL ACTION

                  In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

9.6      PROHIBITION AGAINST DIVERSION OF FUNDS

                  (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                  (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

9.7      BONDING

                  Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such item, is used in Act Section 4121a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

9.8      EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

                  Neither the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

9.9      INSURER'S PROTECTIVE CLAUSE

                  Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

9.10     RECEIPT AND RELEASE FOR PAYMENTS

                  Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

9.11     ACTION BY THE EMPLOYER

                  Whenever the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

9.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                  The "named Fiduciaries" of this Plan are (1) the Employer and
(2) the Administrator. The Trustee shall be a Fiduciary but not a named Fiduciary. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Employer shall have the duties specified in Article II hereof, as the same may be allocated or delegated thereunder, including but not limited to the responsibility for making the contributions provided for under Section 4.1; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in Article II of the Plan, as the same may be allocated or delegated thereunder. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plat and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

9.13     HEADINGS

                  The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

9.14     APPROVAL BY INTERNAL REVENUE SERVICE

                  (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under Code Section 401. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as the Secretary of the Treasury may prescribe.

                  (b) Notwithstanding any provisions to the contrary, except Sections 3.5, 3.6, and 4.1(b), any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under the Code and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one
         (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

9.15     UNIFORMITY

                  All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

                                   ARTICLE X
                             PARTICIPATING EMPLOYERS

10.1     ADOPTION BY OTHER EMPLOYERS

                  Notwithstanding anything herein to the contrary, with the consent of the Employer and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer.

10.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS

                  (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                  (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                  (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                  (d) All rights and values forfeited by termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed, except if the Forfeiture is for an Employee whose Employer is an Affiliated Employer, then said Forfeiture shall be apportioned to the Employer and Participating Employers who are Affiliated Employers and be used to reduce contributions to the Plan. Should an Employee of one ("First") Employer be transferred to an associated ("Second") Employer which is an Affiliated Employer, such transfer shall not cause his account balance (generated while an Employee of "First" Employer) in any manner, or by any amount to be forfeited. Such Employee's Participant Account balance for all purposes of the Plan, including length of service, shall be considered as though he had always been employed by the "Second" Employer and as such had received contributions, forfeitures, earnings or losses, and appreciation or depreciation in value of assets totaling the amount so transferred.

                  (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

10.3     DESIGNATION OF AGENT

                  Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

10.4     EMPLOYEE TRANSFERS

                  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

10.5     PARTICIPATING EMPLOYER CONTRIBUTION

                  Any contribution subject to allocation during each Plan Year shall be allocated only among those Participants of the Employer or Participating Employer making the contribution, except if the contribution is made by an Affiliated Employer, in which event such contribution shall be allocated among all Participants of all Participating Employers who are Affiliated Employers in accordance with the provisions of this Plan. On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

10.6     AMENDMENT

                  Amendment of this Plan by the Employer at any time when there shall be a Participating Employer hereunder shall be by the written action of the Employer acting on behalf of the Participating Employers and with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan.

10.7     DISCONTINUANCE OF PARTICIPATION

                  Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 7.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust. In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

10.8     ADMINISTRATOR'S AUTHORITY

                  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

10.9     PARTICIPATING EMPLOYER CONTRIBUTION FOR AFFILIATE

                  If any Participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan by reason of having no current or accumulated earnings or profits, or because such earnings or profits are less than the contribution which it would otherwise have made, then, pursuant to Code
Section 404(a)(3)(B), so much of the contribution which such Participating Employer was so prevented from making may be made, for the benefit of the participating employees of such Participating Employer, by the other Participating Employers who are members of the same affiliated group within the meaning of Code Section 1504 to the extent of their current or accumulated earnings or profits, except that such contribution by each such other Participating Employer shall be limited to the proportion of its total current and accumulated earnings or profits remaining after adjustment for its contribution to the Plan made without regard to this paragraph which the total prevented contribution bears to the total current and accumulated earnings or profits of all the Participating Employers remaining after adjustment for all contributions made to the Plan without regard to this paragraph.

                  A Participating Employer on behalf of whose employees a contribution is made under this paragraph shall not reimburse the contributing Participating Employers.

                  IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                     Preformed Line Products Company



                                     By      /s/ John J. Herda
                                       -------------------------------------
                                         EMPLOYER

                                         JOHN J. HERDA
                                         VP-FINANCE
                                         (440) 461-5200

                             FIRST AMENDMENT TO THE
                         PREFORMED LINE PRODUCTS COMPANY
                     SALARIED EMPLOYEES' PROFIT SHARING PLAN


WHEREAS, Preformed Line Products Company (hereinafter, the "Employer") adopted a restatement of the Preformed Line Products Company Salaried Employees' Profit Sharing Plan (hereinafter, the "Plan") effective as of January 1, 2000;

WHEREAS, the Employer has the ability to amend the Plan pursuant to Section 10.6 thereof; and

WHEREAS, the Employer now desires to amend the Plan to allow partial distributions of the accounts maintained on behalf of Terminated Participants;

NOW, THEREFORE, the Employer hereby amends the Plan in the following respects, effective as of January 1, 2000;

1. Section 6.5 Distribution of Benefits -- Section 6.5(a) is added to read in its entirety as follows:

                  (3) Partial payment in any amount shall be allowed as elected by the Participant or his Beneficiary.

2. In all other respects, the terms of this Plan are hereby ratified and confirmed.

IN WITNESS WHEREOF, the Employer has caused this First Amendment to be executed in duplicate counterparts, each of which shall be considered as an original, this 21st day of August, 2000.

                                   PREFORMED LINE PRODUCTS COMPANY



/s/ Sharon O'Flanagan              By: /s/ Eric R. Graef
----------------------                -----------------------------------------
Witness                                    Employer